Exhibit 99.1
Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200
For Immediate Release
Executive Contact:
Robert C. Atkinson
Vice President-Investor Relations
Chico’s FAS, Inc.
(239) 274-4199
Chico’s FAS Announces Election of Class III Directors,
Ratification and Approval of Other Proposals at Annual
Meeting of Stockholders
President and CEO David F. Dyer Provides Business Update
     Fort Myers, FL - June 23, 2011 - Chico’s FAS, Inc. (NYSE: CHS) today announced that its stockholders elected all three of the Directors standing for election as Class III Directors at today’s Annual Meeting of Stockholders. In addition, over 95% of its stockholders approved an advisory resolution on executive compensation and a large majority voted to have a say-on-pay vote every year. As a result of the stockholder vote, the Company announced that it would hold a say-on-pay vote every year.
     Stockholders also approved an amendment to the Company’s Employee Stock Purchase Plan and the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending January 28, 2012 (fiscal 2011).
     In his prepared remarks to the stockholders attending the meeting, David F. Dyer, President and CEO stated: “While not a projection or guidance, as a snapshot of our business as of June 22, 2011, preliminary total sales for the second quarter reflected a percentage increase in the positive mid-teens and a consolidated comparable sales percentage increase in the positive low double digits.”
     Chico’s FAS Board of Directors also declared a regular quarterly cash dividend of $0.05 per share on its common stock. The dividend will be payable on September 26, 2011 to shareholders of record at the close of business on September 12, 2011.
ABOUT CHICO’S FAS, INC.
The Company is a women’s specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 1,206 specialty stores, including stores in 48 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico.
The Chico’s brand currently operates 598 boutique and 75 outlet stores, publishes a catalog during key shopping periods throughout the year, and conducts e-commerce at www.chicos.com.

White House | Black Market currently operates 354 boutique and 24 outlet stores, publishes a catalog highlighting its latest fashions and conducts e-commerce at www.whbm.com.
Soma Intimates is the Company’s developing concept with 141 boutique stores and 14 outlet stores today. Soma Intimates also publishes a catalog for its customers and conducts e-commerce at www.soma.com.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information on Chico’s FAS, Inc., please go to our corporate website, www.chicosfas.com.